PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®	NOVEMBER 7, 2011
1450 BROADWAY
NEW YORK, NEW YORK 10018	CONTACT: DOUGLAS W. JAMISON
TEL. NO. (212) 582-0900

HARRIS & HARRIS GROUP REPORTS FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2011 AND POSTS SHAREHOLDER LETTER TO ITS WEBSITE

Harris & Harris Group, Inc., (NASDAQ:TINY) reported today that, as of September 30, 2011, its net asset value and net asset value per share (NAV) were $135,783,746 and $4.38, respectively.  Shareholders may also be interested to know that we have posted our Quarterly Letter to Shareholders on our website.  It may be accessed directly at http://www.hhvc.com/letters.cfm.

SUMMARY OF FINANCIAL RESULTS

	Sept. 30, 2011	June 30, 2011	December 31, 2010	Sept. 30, 2010
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)

Total Assets	$140,052,709	$173,384,222	$149,289,168	$141,630,221

Net Assets	$135,783,746	$168,426,152	$146,853,912	$139,280,510

NAV	$4.38	$5.43	$4.76	$4.51

Shares Outstanding	31,000,601	31,000,601	30,878,164	30,870,205

Harris & Harris Group is an early-stage, active investor in transformative nanotechnology companies.  Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com.

This press release may contain statements of a forward-looking nature relating to future events.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this news release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results.  Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.  The reference to the website www.HHVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.